SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report:     September 25, 1998


                             HEALTHSOUTH Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


               Delaware                     1-10315            63-0860407
------------------------------------     -------------     ------------------
            (State or Other               (Commission       (I.R.S. Employer
     Jurisdiction of Incorporation        File Number)      Identification No.)
           or Organization)


        One HealthSouth Parkway
          Birmingham, Alabama                                     35243
------------------------------------                           -------------
         (Address of Principal                                 (Zip Code)
          Executive Offices)


    Registrant's Telephone Number,                           (205) 967-7116
         Including Area Code:

ITEM 5.           OTHER EVENTS

         HEALTHSOUTH Corporation (the "Company") is filing this Current Report on Form 8-K to announce its financial results for the month of August 1998. These consolidated results reflect the operations of the Company following consummation of its merger with National Surgery Centers, Inc. ("NSC"), which was completed July 22, 1998 and which was accounted for as a pooling of interests. The Company is filing this Report to comply with provisions for the Plan and Agreement of Merger with NSC.

          For the month of August 1998, The Company's consolidated revenues were approximately $339,404,000 and its consolidated net income was approximately $43,301,000, or $0.098 per share on a fully-diluted basis. Weighted average common and common equivalent shares outstanding for the month were 450,206,280 shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 25, 1998

                                                HEALTHSOUTH Corporation

                                                By  /s/ William W. Horton
                                                    -------------------------
                                                       William W. Horton
                                                      Senior Vice President
                                                      and Corporate Counsel